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                                                               EXHIBIT 23.2

                     CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors and Stockholders

Kahler Realty Corporation and Kahler Management Corporation:

  We consent to the use of our reports included herein and to the reference to our firm under the heading "EXPERTS".

                                          KPMG Peat Marwick LLP

Chicago, Illinois

September 25, 1995